QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements (Nos. 333-176066 and 333-159487) on Form S-3 and (Nos. 333-160039, 333-181168, 333-181170, 333-181901, and 333-190311) on Form S-8 of Broadwind Energy, Inc. of our report dated March 12, 2014, with respect to the consolidated balance sheet of Broadwind Energy, Inc. as of December 31, 2013, and the related consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 2013, and all related financial statement schedules, which report appears in the December 31, 2013 annual report on Form 10-K of Broadwind Energy, Inc.

/S/ KPMG LLP

Chicago, IL
March 12, 2014

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM